Exhibit 8

SUBSCRIPTION AGREEMENT

Gentlemen:

1.                                       Purchase of Notes; Issuance of Warrants.

(1)                                  Subscription. The undersigned, intending to be legally bound, irrevocably subscribes for and agrees to purchase the aggregate principal amount of 10% three-year secured convertible promissory notes (the “Notes”) of MetaMorphix, Inc., a Delaware corporation (the “Company”), indicated on the signature page hereof, on the terms and conditions described herein, in the Confidential Private Placement Memorandum dated May 25, 2005 (which, together with all exhibits, attachments, amendments and supplements thereto, is referred to as the “Memorandum”), and in the Term Sheet previously delivered to the undersigned. The undersigned has delivered to the Company the consideration (the “Purchase Price”) required to purchase the Notes subscribed for hereunder by delivery to the Company of a check or certified funds payable to “Law Debenture Trust Company of New York, as Escrow Agent for MetaMorphix” in the amount of the Purchase Price for the Notes subscribed for hereunder. The minimum investment is $500,000 unless otherwise determined in the discretion of the Company and the Placement Agents. The Minimum Offering of Notes in the aggregate principal amount of up to $8,000,000 will be made on a “best efforts, all-or-none” basis and the balance of the Offering will be made on a “best efforts” basis. The Notes will be issued in accordance with the terms and conditions set forth in the Memorandum. Capitalized terms not otherwise defined in this Subscription Agreement have the meanings specified in the Memorandum.

(2)                                  Warrants. The Company has agreed to issue to the undersigned the number of five-year common stock purchase warrants (“Warrants”) as is equal to 60% multiplied by the quotient of the principal amount of the Notes purchased hereunder divided by $4.00.

(3)                                  Participation in Future Offerings.

(a)                                  The Company and the undersigned hereby unconditionally acknowledge and agree that if the Company offers to sell any Equity Securities (as defined below) following the closing of the sale of Notes and Warrants to the undersigned pursuant to this Subscription Agreement, and prior to the Company’s first public offering of its securities (whether an initial public offering of its securities (an “IPO”) or a secondary offering following a reverse merger) (any such public offering being referred to herein as a “Public Offering”), the Company shall, prior to any issuance by the Company of any Equity Securities, offer to the undersigned, by written notice (the “Preemptive Right Notice”) the right to purchase the undersigned’s Pro-Rata Share (as defined below) of such Equity Securities at the cash price or other consideration for which such securities are to be issued; provided, however, that the preemptive rights of the undersigned shall not apply to the issuance of: (i) any Excluded Securities set forth in Section 1.7(a) — (f) of the Notes; (ii) any securities issued in a Public Offering; (iii) any securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the capital stock or assets of any other corporation or entity; (iv) any securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions; and (v) any securities issued as a stock dividend or upon any subdivision of shares of capital stock, in the event that the number of such securities issued pursuant to such stock dividend or subdivision are limited to additional shares of capital stock.

For purposes of this Subscription Agreement, (i) the term “Pro-Rata Share” shall mean, in any particular instance, the proportion that the number of Equity Securities owned by the undersigned bears to the aggregate number of Equity Securities owned by all stockholders of the Company, determined as if all Equity Securities of the Company that are convertible into or exercisable for the common stock of the Company have been fully converted or exercised; and (ii) the term “Equity Securities” shall mean any securities (x) having voting rights in the election of the Board of Directors of the Company not contingent upon default; (y) evidencing an ownership interest in the Company or (z) convertible into or exercisable for any shares of the foregoing (other than unexercised options issued to a director, officer, employee or consultant of the Company or any subsidiary pursuant to an incentive option plan or any warrants), or any agreement or commitment to issue any of the foregoing. Equity Securities shall be calculated on a fully-diluted, as-converted or exercised basis.

(b)                                 The Preemptive Rights Notice shall describe the securities that the Company proposes to issue and specify the number, price and payment terms. For fifteen (15) days after the receipt of the Preemptive Right Notice (the “Preemptive Right Period”), the undersigned shall have the right to purchase such number of the securities subject to the Preemptive Right Notice as the undersigned shall request in writing, but not to exceed the undersigned’s Pro-Rata Share of the full number of securities offered by the Company. The Company shall promptly sell and the undersigned shall buy, upon the terms specified, the number of securities agreed to be purchased by the undersigned.

(c)                                  During the ninety (90) day period beginning of the day the Preemptive Right Period expires, the Company shall be free to offer and sell to any third party or parties the number of such securities not purchased by the undersigned at a price and on payment terms no less favorable to the Company than those specified in the Preemptive Right Notice. However, if such third party sale or sales are not consummated within such ninety

(90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 1(3).

(4)                                  Acceptance or Rejection. The undersigned understands and agrees that the Company and the Placement Agents reserve the right to reject this subscription for the Notes and Warrants in whole or in part in any order, if, in their reasonable judgment, they deem such action in the best interest of the Company, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned’s subscription. In the event of rejection of this subscription, or in the event the sale of the Notes and Warrants is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the undersigned and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the undersigned the Purchase Price remitted to the Company by the undersigned in exchange for the Notes and Warrants.

2.                                       Investor Representations, Warranties and Covenants. The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(1)                                  The undersigned is acquiring the Notes and Warrants for the undersigned’s own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution of all or any part of the Notes, the Warrants or the shares of the common stock of the Company (the “Common Stock”) issuable upon conversion of the Notes or exercise of the Warrants (collectively, the “Securities”), and no other person has a direct or indirect beneficial interest in the Securities. The undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities;

(2)                                  The undersigned acknowledges its understanding that the offering and sale of the Notes and Warrants is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder and Section 4(6) of the Securities Act, and, in furtherance thereof, the undersigned represents and warrants to and agrees with the Company that the undersigned has the financial ability to bear the economic risk of the undersigned’s investment, has adequate means for providing for the undersigned’s current needs and contingencies and has no need for liquidity with respect to the undersigned’s investment in the Securities;

(3)                                  The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and has completed the Accredited Investor Questionnaire furnished herewith;

(4)                                  The undersigned:

(a)                                  has been furnished with a copy of the Memorandum, the Term Sheet for the Notes, the form of Note, the form of Warrant and any other documents that have been made available upon request, and has carefully read the Memorandum and understands and has evaluated the risks of a purchase of the Notes and Warrants, including the risks set forth under “Risk Factors” in the Registration Statement on Form 10-SB (the “10-SB”) attached to the Memorandum; and has relied solely on the information contained in the Memorandum, the Exhibits attached thereto, and any supplemental written information furnished pursuant to Subsection (b) below;

(b)                                 has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering of the Notes and Warrants, and has been given the opportunity to obtain such additional information necessary to satisfy himself as to the accuracy of the information contained in the Memorandum and the 10-SB or that which was otherwise provided in order for him to evaluate the merits and risks of investment in the Securities to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

(c)                                  has not relied on any oral representation, warranty or information in connection with the offering of the Notes and Warrants by the Company, or any officer, employee, agent or affiliate of the Company;

(d)                                 has determined the Notes and Warrants are a suitable investment for the undersigned and that at this time the undersigned can bear a complete loss of the undersigned’s investment therein;

(e)                                  has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the undersigned’s investment in the Notes and Warrants;

(5)                                  If the undersigned is a partnership, corporation, limited liability company, trust, qualified plan or other entity, it is authorized and qualified to become a holder of Notes and Warrants, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized to do so;

(6)                                  If the undersigned is not an individual, the undersigned has not been organized for the purpose of acquiring the Notes and Warrants;

(7)                                  Any information that the undersigned has heretofore furnished and herewith furnishes to the Company with respect to the undersigned’s financial position and business experience, including, without limitation, the undersigned’s Accredited Investor Questionnaire, is correct and complete as of the date of this Subscription Agreement;

(8)                                  The foregoing acknowledgments, representations, warranties and agreements shall survive the closing at which the Notes and Warrants are issued;

(9)                                  The undersigned acknowledges that the undersigned has not purchased the Notes and Warrants as a result of any general solicitation or general advertising;

(10)                            The undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s net worth, and the undersigned’s prospective investment in the Company will not cause such overall commitment to become excessive;

(11)                            The undersigned agrees that following the Company’s first Public Offering of its securities, the undersigned will not publicly sell, transfer or assign any of the Securities for such period after the Public Offering, not to exceed 120 days, as the managing underwriter of the Public Offering may require; and

(12)                            The undersigned acknowledges that the Company will pay a placement agent’s fee to TN Capital Equities, Ltd. and/or European American Securities, Inc. (collectively, the “Placement Agent”), as applicable, in connection with the undersigned’s investment in the Company.

4.             Investor Awareness. The undersigned acknowledges that:

(1)                                  No federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of this investment;

(2)                                  There is no established market for any of the Securities and no assurance has been given that any public market for them will develop;

(3)                                  The Securities may not be sold, pledged or otherwise transferred, except as may be permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom; that the Company has the absolute right to refuse to consent to the transfer or assignment of the Securities if such transfer or assignment does not comply with applicable state and federal securities laws;

(4)                                  The undersigned consents to (i) the placing of a legend substantially in the form set forth below on the Securities stating that the Securities have not been registered and setting forth the restriction on transfer contemplated hereby, and (ii) the placing of a stop transfer order on the books of the Company and with any transfer agents against the Securities.

A legend shall be placed on the Securities substantially in the form set forth below:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.             Registration Rights.

(1)                                  The Company hereby agrees with the holders of the Securities or their transferees (other than a transferee who acquires shares pursuant to Rule 144 or an effective registration statement) that the Company will file with the Securities and Exchange Commission (the “SEC”), no later than 90 days following SEC clearance of the Company’s current Form 10-SB, a Registration Statement on Form S-1 (or an equivalent form) relating to an offering of the Company’s securities, which registration statement shall include the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (the “Underlying Shares”). If the registration statement has not been filed as set forth above, the Company shall pay liquidated damages to the undersigned in cash or Common Stock in an amount equal to 1.5% of the Purchase Price per 30 day period (or part thereof) until such filing is made. The obligation of the Company under this Section 5(1) shall not apply to any Underlying Shares that are eligible for immediate resale pursuant to Rule 144(k) under the Securities Act or are otherwise eligible for resale pursuant to Rule 144(k) within a period of three months.

(2)                                  If the Company shall, at any time after it has filed a registration statement in accordance with Section 5(1), determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, Form S-8 or other limited purpose form), the Company will give written notice of its determination to all record holders of the Securities. Upon the written request from any of such holders (the “Requesting Holders”), within fifteen (15) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Underlying Shares covered by such request (the “Requested Stock”) held by the Requesting Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Stock; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 5(2) shall be underwritten in whole or in part, the Company may require that the Requested Stock be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their securities and whose registration rights are not superior to those of the Requesting Holders, or excluded in their entirety if so required by the underwriter. Those shares of Requested Stock which are thus excluded from the underwritten public offering and any other securities of the Company held by such holders shall be withheld from the market by the Requesting Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The obligation of the Company under this Section 5(2) shall be limited to two (2) registration statements and shall not apply to the Underlying Shares of any Requesting Holder after the earlier of (a) the date that all of the Underlying Shares held by such Requesting Holder have been sold pursuant to Rule 144 under the Securities Act or an effective registration statement, or (b) such time as the Underlying Shares held by such Requesting Holder (i) are eligible for immediate resale pursuant to Rule 144(k) under the Securities Act or (ii) are otherwise eligible for resale pursuant to Rule 144(k) within a period of three months.

(3)                                  To the extent required by Sections 5(1) and 5(2) hereof, the Company will, at its expense:

(a)                                  prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for two (2) years following the initial closing of the offering of the Notes;

(b)                                 prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for two (2) years following the initial closing of the offering of the Notes;

(c)                                  furnish to the undersigned and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d)                                 use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the undersigned may reasonably request in writing within fifteen (15) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e)                                  notify the undersigned, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f)                                    prepare and file with the SEC, promptly upon the request of the undersigned, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the undersigned (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Underlying Shares by the undersigned;

(g)                                 prepare and promptly file with the SEC and promptly notify the undersigned of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(h)                                 advise the undersigned, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(i)                                     list all such Underlying Securities registered in the registration on each securities exchange or automated quotation system on which the Common Stock is then listed;

(j)                                     provide a transfer agent and registrar for all such Underlying Securities and a CUSIP number for all such Underlying Securities, not later than the effective date of the registration statement;

(k)                                  make available for inspection by the undersigned and any attorney or accountant retained by the undersigned, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by the undersigned, attorney or accountant in connection with the registration statement;

(l)                                     furnish to the undersigned upon request a copy of all documents filed with and all correspondence from or to the SEC in connection with the registration statement; and

(m)                               make available to the undersigned, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

The undersigned shall cooperate with the Company in providing the information necessary to effect the registration of his or her Underlying Shares, including completion of customary questionnaires. Failure to do so may result in the exclusion of the undersigned’s Underlying Shares from the registration statement.

(4)                                  With respect to any registration required pursuant to Sections 5(1) or 5(2) hereof, all fees, costs and expenses of and incidental to such registration, including any public offering in connection therewith, shall be borne by the Company. These include all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. The undersigned shall bear his or her pro rata share of the underwriting discount and commissions and transfer taxes and the cost of fees and disbursements of the undersigned’s counsel and accountants as well as any other expenses incurred by the undersigned not expressly included above.

(5)                                  Registration Indemnity.

(a)                                  Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless the undersigned, each of its officers, directors and partners, and each Person, if any, controlling the undersigned, against all losses, claims, damages and liabilities (or actions, proceedings or settlements in respect thereof), joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement, or any misstatement of a material fact or alleged misstatement of a material fact contained in the registration statement, including any prospectus, offering circular or other document, notification or the like, or any amendments or supplements thereto, or arise out of or are based upon the omissions or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with the registration, qualification or compliance; and will reimburse the undersigned, each of its officers, directors and partners, and each person, if any, controlling the undersigned, for any legal or other expenses reasonably incurred by them in connection with investigating or defending or settling any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission or misstatement or alleged misstatement made in reliance upon and based upon written information furnished to the Company for use in connection with such registration by the undersigned or controlling person.

(b)                                 Indemnification by the Undersigned. To the extent permitted by law, the undersigned will, if Securities held by the undersigned are included in the securities as to which the registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement, each person, if any, who controls the Company (other than the undersigned), each other purchaser of Notes and each of their officers, directors and partners, and each person controlling such purchaser of Notes or other stockholder, against all losses, claims, damages and liabilities (or actions, proceedings or settlements in respect thereof) to which the Company or any such director, officer, controlling person, agent or attorney may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or misstatement of a material fact or alleged misstatement of a material fact contained in the registration statement, including any prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or misstatement or alleged misstatement was made in such registration statement, prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information with respect to the undersigned furnished by the undersigned expressly for use in connection with such registration; and the undersigned will reimburse any legal or other expenses reasonably incurred by the Company and each of its directors and officers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in the registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the undersigned and stated to be specifically for use therein.

(c)                                  Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 5(5) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5(5), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice to assume the defense thereof with counsel mutually satisfactory to the parties;  provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party may reasonably be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expense and fees of such separate counsel and other expenses relating to such participation to be reimbursed by the indemnifying party as incurred. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall not relieve such indemnifying party of liability to the indemnified party under this Section 5(5), but such liability shall be reduced in accordance with the extent of such prejudice.

6.             Miscellaneous.

(1)                                  Modification. The provisions of this Subscription Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is applicable to all of the subscription agreements for the Notes and is in writing and consented to by the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the outstanding Notes. Any such amendment, modification or waiver shall be binding upon the undersigned (and any assignee of this Subscription Agreement) regardless of whether the undersigned consented to such amendment, modification or waiver; provided that nothing shall prevent the Company and the undersigned from consenting to modifications to this Subscription Agreement that affect or are applicable to this Subscription Agreement only.

(2)                                  Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

(3)                                  Entire Agreement. This instrument contains the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein.

(4)                                  Assignability. This Subscription Agreement is not transferable or assignable by the undersigned.

(5)                                  Law Governing. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.

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ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the       day of                          , 2005.

$
Total Purchase Price

☐  CANCELLATION OF NOTES AS PURCHASE PRICE:  Please check the following box if on the date hereof you are surrendering to the Company for cancellation, as payment of the Total Purchase Price, promissory notes of the Company representing aggregate outstanding indebtedness of the Company equal to the Total Purchase Price.

Please note that the aggregate principal amount of Notes you receive will be based upon the total purchase price.

Manner in which Title is to be held (Please Check One):

1.

☐

Individual

2.

☐

Joint Tenants with Right of Survivorship

3.

☐

Community Property

4.

☐

Tenants in Common

5.

☐

Corporation/Limited Liability Company/Partnership

6.

☐

IRA

7.

☐

Trust/Estate/Pension or Profit Sharing Plan

☐

Date Opened:

8.

☐

As a Custodian for                                           Under the Uniform Gift to Minors Act of the State of

9.

☐

Married with Separate Property

10.

☐

Keogh

11.

☐

Tenants by the Entirety

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN. INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGES 13 AND 14. SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGES 13 AND 15.

EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held:

Name of Purchaser (Print)	Name of Additional Purchaser

Address	Address

City, State and Zip Code	City, State and Zip Code

Email address	Email address

Social Security Number	Social Security Number

Signature of Purchaser	Signature of Additional Purchaser

ACCEPTED this day of , 2005 on behalf of the Company.

METAMORPHIX, INC.

By:

Name:

Title:

EXECUTION BY SUBSCRIBER THAT IS AN ENTITY

(Corporation, Limited Liability Company, Partnership, Trust, Etc.)

Name of Entity (Please Print):

Date of Incorporation or Organization:

State of Principal Offices:

Federal Taxpayer Identification Number:

By:

Name:

Title:

Attest:
(If Entity is a Corporation)

Address

Taxpayer Identification Number

ACCEPTED this day of , 2005 on behalf of the Company.

METAMORPHIX, INC.

By:

Name:

Title:

ACCREDITED INVESTOR QUESTIONNAIRE

PURPOSE OF THIS QUESTIONNAIRE

The purpose of this Questionnaire is to provide information to MetaMorphix, Inc., a Delaware corporation (the “Company”), and to the Placement Agent, regarding your qualifications to acquire the Notes and Warrants, which are being offered without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, in reliance on the exemption contained in Section 4(2) of the Securities Act and pursuant to the provisions of Regulation D promulgated thereunder (“Regulation D”) and on similar exemptions under applicable state laws. Under Section 4(2) and Regulation D and/or certain state laws, the Company may be required to determine that an individual, or an individual together with a “purchaser representative” or each individual equity owner of an “investing entity” meets certain suitability requirements before selling the Notes and Warrants to such individual or entity. THE COMPANY WILL NOT SELL NOTES OR WARRANTS TO ANY INDIVIDUAL WHO HAS NOT FILLED OUT, AS THOROUGHLY AS POSSIBLE, THIS QUESTIONNAIRE. IN THE CASE OF PROSPECTIVE PURCHASERS WHO INTEND TO PURCHASE NOTES AND WARRANTS AS TENANTS IN COMMON, JOINT TENANTS OR TENANTS BY THE ENTIRETY, EACH PROSPECTIVE PURCHASER MUST COMPLETELY FILL OUT AND SIGN THIS QUESTIONNAIRE. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST OR CORPORATION THAT INITIALS ONLY QUESTION 7.B(xi), EACH EQUITY OWNER MUST COMPLETE EXHIBIT A ATTACHED TO THIS QUESTIONNAIRE. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy Notes, Warrants or any other securities.

INSTRUCTIONS

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is “None” or “Not Applicable,” so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

Your answers will be kept strictly confidential at all times. However, the Company may present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of the Notes and Warrants will not result in a violation of the registration provisions of the Securities Act or a violation of the securities laws of any state.

1.

Please provide the following information:

Name:

Name of additional purchaser:
(Please complete information in Question 5)

Date of birth, or if other than an individual, year of organization or incorporation:

2.

Residence address, or if other than an individual, principal office address:

Telephone number:

Social Security Number:

Taxpayer Identification Number:

3.

Business address:

Business telephone number:

4.

Send mail to:  Residence

Business

5.

With respect to tenants in common, joint tenants and tenants by the entirety, complete only if information differs from that above:

Residence address:

Telephone number:

Social Security Number:

Taxpayer Identification Number:

Business address:

Business telephone number:

Send mail to:	Residence	Business

6.                                       Please state whether you (i) are associated with or affiliated with a member of the National Association of Securities Dealers, Inc. (the “NASD”), (ii) are owner of stock or other securities of an NASD member (other than stock or other securities purchased on the open market), or (iii) have made a subordinated loan to any NASD member.

Yes	No

If you answered yes to any of (i)-(iii) above, please indicate the applicable answer and briefly describe the facts below:

7.A                             APPLICABLE TO INDIVIDUALS ONLY. Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 501 of Regulation D). If the purchaser is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response and must answer any other question fully, indicating to which individual it applies. If the purchaser is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

7.1           Does your net worth*, or joint net worth with your spouse, exceed $1,000,000?

Yes	No

7.2                                 Did you have an individual income** in excess of $200,000, or joint income together with your spouse in excess of $300,000, in each of the two most recent years and do you reasonably expect to reach the same income level in the current year?

Yes	No

7.3                                 Are you an executive officer or director of the Company?

Yes	No

*    For purposes hereof net worth shall be deemed to include ALL of your assets, liquid or illiquid (including such items as home, furnishings, automobile and restricted securities) MINUS any liabilities (including such items as home mortgages and other debts and liabilities). In computing net worth, your principal residence must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances.

**   For purposes hereof the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.”  For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

7.B                               APPLICABLE TO CORPORATIONS, PARTNERSHIPS AND OTHER ENTITIES ONLY:

The purchaser is an accredited investor because the purchaser falls within at least one of the following categories (Check all appropriate lines):

☐                            (i) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ (ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐ (iii) an insurance company as defined in Section 2(13) of the Securities Act;

☐                            (iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 29(a)(48) of the Investment Company Act;

☐ (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐                            (vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

☐                            (vii) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

☐ (viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐                            (ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐                            (x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐ (xi) an entity in which all of the equity investors are persons or entities described above (“accredited investors”). ALL EQUITY OWNERS MUST COMPLETE “EXHIBIT A” ATTACHED HERETO.

Dated: , 2005

IF PURCHASER IS ONE OR MORE INDIVIDUALS (ALL INDIVIDUALS MUST SIGN):

(Type or print name of prospective purchaser)

Signature of prospective purchaser

Social Security Number

(Type or print name of additional purchaser)

Signature of spouse, joint tenant, tenant in common
or other signature, if required

Social Security Number

Dated: , 2005

IF PURCHASER IS A CORPORATION, LIMITED LIABILITY COMPANY,

PARTNERSHIP OR ENTITY:

(Name of Entity - Please Print)

Taxpayer Identification Number

By:

Name:

Title:

EXHIBIT “A” TO ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES INITIALING QUESTION 7.B(xi) MUST PROVIDE THE FOLLOWING INFORMATION.

I hereby certify that set forth below is a complete list of all equity owners in                                       [NAME OF ENTITY], a                                         [TYPE OF ENTITY] formed pursuant to the laws of the State of                                           . I also certify that EACH SUCH OWNER HAS INITIALED THE SPACE OPPOSITE HIS NAME and that each such owner understands that by initialing that space he is representing that he is an accredited individual investor satisfying the test for accredited individual investors indicated under “ACCREDITED INVESTOR STATUS.”

signature of authorized corporate officer, member, general partner or trustee

Name of Equity Owner	Type of Accredited Investor(1)

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

(1) Indicate which subparagraph of 7.A the equity owner satisfies.